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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002, except for Note 17, as to which the date is February 6, 2002 relating to the financial statements and financial statement schedules of ESS Technology, Inc., which appears in ESS Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

June 6, 2002